Exhibit 15.2

30 July 2019

To: Pintec Technology Holdings Limited
P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town,
Grand Cayman KY1-1106, Cayman Islands

Dear Sirs

Pintec Technology Holdings Limited (the “Company”)

We consent to the reference to our firm under the heading “Memorandum and Articles of Association” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, which will be filed with the Securities and Exchange Commission in the month of July 2019.

Yours faithfully,

/s/ Travers Thorp Alberga
Travers Thorp Alberga